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EXHIBIT 23  CONSENT OF CROWE, CHIZEK & COMPANY LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of Western Reserve Bancorp, Inc. on Form SB-2, of our report dated December 3, 1997 on the financial statements of Western Reserve Bancorp, Inc. as of November 30, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.





                                           /s/ Crowe, Chizek & Company LLP

                                           Crowe, Chizek & Company LLP

Cleveland, Ohio
December 29, 1997